Exhibit 99.2
Q4 ’22 & FY ’22 Earnings Results (NYSE: STAR)

Statements in this presentation which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K, as amended by Form 10K/A (“Form 10-K”), for the year ended December 31, 2022. In assessing all forward-looking statements herein, readers are urged to read carefully the Risk Factors sections and other cautionary statements in our Form 10-K and the definitive joint proxy statement / prospectus dated January 30, 2023 that we filed with respect to the previously announced merger with Safehold and related transactions. Factors that could cause actual results to differ materially from iStar’s expectations include (1) the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; (2) the ability to consummate the previously announced merger, spin-off and related transactions on the expected terms and within the anticipated time periods, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the approval of SAFE’s and STAR’s stockholders, completion of the spin-off, sales of assets and other factors; (3) any delay or inability of merged company (“New Safehold”) and/or the entity being spin off (“SpinCo”) to realize the expected benefits of the transactions; (4) changes in tax laws, regulations, rates, policies or interpretations; (5) the value of New Safehold shares to be issued in the transaction; (6) the value of SpinCo’s shares and liquidity in SpinCo’s shares; (7) the risk of unexpected significant transaction costs and/or unknown liabilities; (8) potential litigation relating to the proposed transactions; (9) the impact of actions taken by significant stockholders; (10) the potential disruption to STAR’s or SAFE’s respective businesses of diverted management attention, and the unanticipated loss of key members of senior management or other employees, in each case as a result of the announced transactions; (11) general economic and business conditions that could affect New Safehold and SpinCo following the transactions; (12) general economic conditions and conditions in the commercial real estate and credit markets including, without limitation, the impact of inflation on rising interest rates; (13) the effect of the COVID-19 pandemic on our business and growth prospects; (14) the performance of SAFE; (15) the Company’s ability to grow its ground lease business directly and through SAFE; (16) the Company’s ability to generate liquidity and to repay indebtedness as it comes due; (17) additional loan loss provisions and the pricing and timing of any such sales; (18) asset impairments; (19) the market demand for legacy assets the Company seeks to sell and the pricing and timing of such sales; (20) changes in NPLs; (21) repayment levels; (22) the Company’s ability to make new investments; (23) the Company’s ability to maintain compliance with its debt covenants; (24) the Company’s ability to generate income and gains from its portfolio and other risks detailed in “Risk Factors” in our 2022 Annual Report on Form 10-K, the definitive joint proxy statement / prospectus dated January 30, 2023 that we filed with respect to an previously announced merger with Safehold and related transactions, and any updates thereto made in our subsequent fillings with the SEC. Note: Please refer to the “Glossary” section in the Appendix for a list of defined terms and metrics. Forward-Looking Statements and Other Matters 1 Investor Relations Contact Pearse Hoffmann Senior Vice President 212.930.9400 investors@istar.com

I. Highlights 2

Q4 ’22 Highlights 3 Asset Monetization Progress Momentum at Safehold Merger Progress (1) $129m in Q4 ’22 and $21m post quarter-end. (2) Based on cash & cash equivalents and unused capacity of Safehold’s unsecured revolving credit facility as of 12/31/22 plus $500m additional unsecured revolving credit facility closed post quarter-end. Late Q1 / Early Q2 Close Est. Target Close, Subject to Satisfaction of Closing Conditions $1.2b Cash & Credit Facility Availability(2) Positive Outlook Post Quarter-End, Fitch Upgraded Outlook From Stable $192m Special Dividend Paid in the Form of 6.6m Safehold Shares $150m Proceeds from Asset Sales and Loan Repayments in Q4 ’22 and Post Quarter-End(1) $1.4b Total Cash

Earnings Results 4 Note: Please refer to the “Adjusted Earnings Reconciliation” section of the Appendix for more information with regard to the calculation of Adjusted Earnings. Q4 ’22 Q4 ’21 FY ’22 FY ’21 Net Income (Loss) (Allocable to Common Shareholders) ($86.7m) $7.1m $397.8m $109.0m W.A. Shares (Diluted) 86.7m 69.3m 80.7m 71.8m EPS (Diluted) ($1.00) $0.11 $4.92 $1.51 Adj. Earnings (Losses) (Allocable to Common Shareholders) ($79.9m) $68.9m $522.0m $244.9m W.A. Shares (Diluted) 86.7m 78.8m 83.6m 78.5m AEPS (Diluted) ($0.92) $0.87 $6.25 $3.12

iStar Overview iStar’s strategy remains focused on the growth of the Ground Lease Ecosystem 5 (1) Q4 ‘22 SAFE market value of iStar’s investment in SAFE is $1,087m, calculated as iStar’s ownership of 33.9m shares of SAFE at the February 17, 2023 closing stock price of $32.11 which represents a $150m discount to the carrying value. iStar owns approximately 54% of SAFE’s common stock and there can be no assurance that iStar would realize $32.11 or any other closing price on a particular day if it were to seek to liquidate SAFE shares. (2) Represents an estimate for the value of the total potential iPIP distribution less the amounts already accrued for as of December 31, 2022, assuming SAFE is valued at a price of $32.11 per share and the Company’s other assets perform in line with current underwriting expectations. Please see the “Supplemental iPIP Information” in the Appendix for additional details and sensitivity analysis. These plans will be terminated and amounts due will be paid out in connection with the closing of the merger and related transactions. Amounts paid in connection with the merger will depend in part on the market price of SAFE common stock at the time and may exceed the iPIP liability amount accrued and estimated in this presentation. Cash $1,442 Ground Lease Ecosystem Safehold 1,237 Other Ground Lease Ecosystem 91 Total GL Ecosystem (excl. cash) $1,328 Non-Core Assets RE Finance 86 Real Estate and Strategic 345 Other assets, net 51 Total Non-Core Assets $483 Total Assets $3,253 iPIP liability (accrued) $47 AP and other liabilities 97 Debt obligations, net 1,683 Total Liabilities $1,826 Total Equity $1,427 Total Liabilities & Equity $3,253 Total Equity 1,427 Less: Non controlling interests (18) Less: Preferred equity (305) Total Common Equity 1,104 Less: SAFE mark-to-market adjustment (1) (150) Less: Incremental iPIP amount (2) (45) Total Common Equity (as adjusted) $909 Shares Outstanding 86.7 Common Equity per share (as adjusted) $10.48 Total Assets Total Liabilities and Equity Simplified Balance Sheet In millions, except per share data Sensitivity: Common Equity (as adjusted) SAFE Share Price Per Share +$10 $13.95 -$10 $7.06

Safehold 6 Note: Please refer to the SAFE Earnings Presentation dated February 14, 2023, available on SAFE’s website for additional details. Q4‘21 share price as of December 31, 2021 and Q4 ‘22 share price as of February 17, 2023. (1) Investments in 2022 include $257m of forward commitments that have not yet been funded as of 12/31/22. There can be no assurance that Safehold will fully fund these transactions.. (2) Based on cash & cash equivalents and unused capacity of the unsecured revolving credit facility as of 12/31/22 plus $500m additional unsecured revolving credit facility closed post quarter-end. iStar’s Investment in Safehold $1.4b Aggregate Cost Basis of Originations in 2022(1) $10.5b Total Portfolio Estimated UCA At 12/31/22 $1.2b Cash & Credit Facility Availability(2) $500m Unsecured Revolver Raised Post Quarter-End ($1.85b total revolving credit facilities) Selected Safehold Reported Results Q4 ’21 Q4 ’22 $2.9b Market Value (36.6m shares / $79.85 per sh) $1.7b Unrealized Gain $1.2b Carrying Value ($31.93 per SAFE Share) $1.2b Carrying Value ($36.54 per SAFE share) ($150m) Unrealized Loss $1.1b Market Value (33.9m shares / $32.11 per sh)

7 Note: Figures are based on carrying value, which represents iStar’s pro rata share of investment in ground lease and leasehold loan assets. Ground Lease Ecosystem (excl. SAFE) Investment opportunities that target the origination and acquisition of pre-development phase ground leases (Ground Lease Plus) and leasehold loans made in conjunction with a Safehold ground lease (SAFExSTAR) Carrying Value $91m # of Assets 7 Targeted Returns 9 - 12% Unfunded Commitments $147m Geographic Region Southwest $48m 53% Northeast $33m 36% West $10m 11%

Short-Term Real Estate $44m 13% Strategic (Operating) $32m 9% Long-Term Real Estate $269m 78% RE Finance, Real Estate and Strategic Assets 8 RE Finance(1) (Non-Ground Lease Ecosystem) Real Estate and Strategic Assets Property Type (1) Excludes iStar’s $25m investment in leasehold loans reported within the RE Finance segment. Carrying Value: $86m, 51% decrease vs Q3 ’22 • 4 loans remaining Monetization Progress: • $69m of repayments within the quarter Carrying Value: $345m, 13% decrease vs Q3 ’22 • Short-Term Real Estate and Strategic: 9 assets across Land & Development and Operating Properties • Long-Term Real Estate: 2 projects across Land & Development and Operating Properties Monetization Progress: • $60m of proceeds and distributions from asset sales within the quarter; $15m of gains generated • $21m of proceeds and distributions from asset sales post quarter-end Asbury: $175m Magnolia Green: $94m ~$110m in Proceeds from Remaining Targeted Real Estate Asset Monetization Multifamily $29m 34% Retail $38m 44% Hotel $13m 15% Condo $6m 7%

$754m $502m $347m $100m Unsecured Debt Trust Preferred Debt Profile 2024 Oct. $754m 4.75% 2025 Aug. $502m 4.25% 2026 Feb. $347m 5.50% 2035 Oct. $100m L + 150 Total / W.A. $1,702m 4.84% Corporate Debt Maturity Profile Note: $ in millions. 9 2.9 years w.a. debt maturity

II. Capital Structure 10

Credit Metrics 11 Note: Figures are presented using the market value of iStar’s investment in SAFE. Q4 ‘22 market value of iStar’s investment in SAFE is $1,087m, calculated as iStar’s ownership of 33.9m shares of SAFE at the February 17, 2022 closing stock price of $32.11 which represents a $150m discount to the carrying value. iStar owns approximately 54% of SAFE’s common stock and there can be no assurance that iStar would realize $32.11 or any other closing price on a particular day if it were to seek to liquidate SAFE shares. (1) Leverage is calculated as the ratio of debt, net of cash, to total equity gross of non-controlling interests, or “NCI”, and applying the SAFE MTM adjustment and impact of the full estimated value of the potential iPIP distributions. Please refer to the “Capital Structure Overview” section of the presentation for more information. Unencumbered Asset Base Secured Debt / UA / UD Leverage Total Debt (1) $3.1b 1.8x 1.2x 1.6x 0.19x 0%

Common Equity $1.1b Noncontrolling Interest - $18m Preferred Equity - $305m(3) Senior Unsecured Debt $1.7b(4) Capital Structure Overview (1) SAFE mark-to-market calculations based on the February 17, 2023 closing stock price of $32.11 with respect to 33.9m shares held by iStar. (2) Debt is presented net of fees and discounts. (3) Represents liquidation preference of preferred equity. (4) Corporate leverage is the ratio of total debt less cash and cash equivalents divided by Total Equity, gross of NCI. (5) A portion of the profits realized on iStar’s investment portfolio, including iStar’s investment in SAFE, is allocable to iPIP, iStar’s shareholder-approved long-term incentive plan. The figures represent the full estimated value of the potential iPIP distributions. For more detail on the iPIP adjustment presented here, see the “Supplemental iPIP Information” in the Appendix to this presentation. Total Equity $1.4b 12 Credit Metrics 12/31/22 SAFE MTM and iPIP Adj.(1)(5) Cash $1,442m $1,442m Debt (2) $1,683m $1,683m Debt, net of cash $240m $240m Total Equity, gross of NCI $1,427m $1,232m Leverage(4) 0.17x 0.19x Shares Shares Outstanding 86.7m 86.7m Common Equity $1,104m $909m Common Equity per Share $12.72 $10.48

III. Appendix 13

$3.1b Diversified Assets Note: Figures based on Carrying Value of the Company’s total investment portfolio, adjusted to present the investment in SAFE at market value, and includes the carrying value of iStar’s investment in non-consolidated joint ventures and affiliates (other than SAFE). (1) SAFE market value is calculated as iStar’s ownership of 33.9m shares of SAFE at the February 17, 2023 closing stock price of $32.11. 14 SAFE $1,087m 35% Land & Development $232m 7% RE Finance $112m 4% Operating Properties $113m 4% Net Lease (Ground Lease Plus) $66m 2% Other Assets $51m 2% Strategic Investments $0m 0% Cash $1,442m 46% Business Line(1) Ground Leases $1,153m 37% Land $208m 7%Multifamily $76m 2%Hotel $75m 2% Retail $47m 2% Condo $22m 1% Office $15m 1% Other $14m 0% Cash & Other Assets $1,494m 48% Property Type(1) Northeast $714m 23% West $317m 10% Mid Atlantic $238m 8% Southeast $175m 6% Southwest $116m 4% Central $50m 1% Various $0m 0% Cash & Other Assets $1,494m 48% Geographic Region(1)

Consolidated Statements of Operations

	For The Three Months Ended December 31,		For The Years Ended December 31,	
	2022	2021	2022	2021
Revenues				
Operating lease income	$3,144	$3,369	$12,859	$16,824
Interest income	1,153	6,383	12,415	31,229
Interest income from sales-type leases	8	532	869	1,215
Other income	18,610	9,310	70,155	70,259
Land development revenue	7,363	31,166	61,753	189,103
Total revenues	$30,278	$50,760	$158,051	$308,630
Cost and Expenses				
Interest expense	$21,995	$29,255	$98,051	$115,400
Real estate expense	12,277	12,590	51,614	45,994
Land development cost of sales	8,072	24,454	63,441	171,961
Depreciation and amortization	1,485	1,356	5,470	7,072
General and administrative	7,805	16,788	48,935	62,442
General and administrative – stock-based compensation	3,060	45,961	(27,664)	69,261
Provision for (recovery of) for loan losses	22,442	(675)	44,998	(8,085)
Provision for net investment in leases	-	(464)	-	-
Impairment of assets	13,341	-	15,109	678
Other expense	2,289	6,756	8,913	8,114
Total costs and expenses	$92,766	$136,021	$308,867	$472,837
Income from sales of real estate	25,186	-	26,629	26,319
Loss from operations before earnings from equity method investments and other items	($37,302)	($85,261)	($124,187)	($137,888)
Loss on early extinguishment of debt	-	-	(131,200)	-
Earnings (losses) from equity method investments	(43,542)	43,683	58,680	154,344
Income tax (expense) benefit	-	-	(567)	118
Net income (loss) from continuing operations	($80,844)	($41,578)	($197,274)	$16,574
Net income from discontinued operations	-	52,037	797,688	121,452
Net income (loss)	($80,844)	$10,459	$600,414	$138,026
Net (income) loss from continuing operations attributable to noncontrolling interests	9	20	(37)	75
Net (income) loss from discontinued operations attributable to noncontrolling interests	-	2,472	(179,089)	(5,620)
Net income (loss) attributable to iStar	($80,835)	$12,951	$421,288	$132,481
Preferred dividends	(5,874)	(5,874)	(23,496)	(23,496)
Net income (loss) allocable to common shareholders	($86,709)	$7,077	$397,792	$108,985

Note: $ in thousands.

iStar 15

Earnings per Share Note: In thousands, except per share data. (1) Allocable to common shareholders after the effect of preferred dividends, non-controlling interests and income from sales of real estate. 16 2022 2021 2022 2021 Basic & Diluted ($1.00) ($0.68) ($2.74) ($0.10) Basic & Diluted $0.00 $0.79 $7.66 $1.61 Basic & Diluted ($1.00) $0.11 $4.92 $1.51 Basic ($0.92) $0.99 $6.47 $3.41 Diluted ($0.92) $0.87 $6.25 $3.12 Basic 86,704 69,328 80,722 71,831 Diluted (for net income) 86,704 69,328 80,722 71,831 Diluted (for adjusted earnings) 86,704 78,798 83,560 78,494 86,724 68,870 86,724 68,870 Adjusted earnings Weighted average shares outstanding Common shares outstanding at the end of period Earnings Information for Common Shares Net income (loss) from continuing operations and allocable to common shareholders(1) Net income from discontinued operations and allocable to common shareholders Net income (loss) allocable to common shareholders Ended December 31, Ended December 31, For The Three Months For The Years

Adjusted Earnings Reconciliation

	For The Three Months Ended December 31,		For The Years Ended December 31,	
	2022	2021	2022	2021
Net income allocable to Common Shareholders	($86,709)	$7,077	$397,792	$108,985
Add: Depreciation and amortization	3,753	15,838	15,359	66,629
Add: Stock-based compensation expense	3,060	45,961	(27,664)	69,261
Add: Loss on early extinguishment of debt	-	-	136,464	-
Adjusted earnings (losses) allocable to common shareholders	**($79,896)**	**$68,876**	**$521,951**	**$244,875**

Note: $ in thousands.
In 2019, we announced a new business strategy that would focus our management personnel and our investment resources primarily on scaling our Ground Lease platform. As part of this strategy, we accelerated the monetization of legacy assets and deployed a substantial portion of the proceeds into additional investments in SAFE and new loan and net lease originations relating to the Ground Lease business. Adjusted earnings is a non-GAAP metric management uses to assess our execution of this strategy and the performance of our operations.
Adjusted earnings is used internally as a supplemental performance measure adjusting for certain items to give management a view of income more directly derived from operating activities in the period in which they occur. Adjusted earnings is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, including our proportionate share of depreciation and amortization from equity method investments and excluding depreciation and amortization allocable to noncontrolling interests, stock-based compensation expense, the non-cash portion of loss on early extinguishment of debt and the liquidation preference recorded as a premium above book value on the redemption of preferred stock ("Adjusted Earnings").
Adjusted Earnings should be examined in conjunction with net income (loss) as shown in our consolidated statements of operations. Adjusted Earnings should not be considered as an alternative to net income (loss) (determined in accordance with generally accepted accounting principles in the United States of America ("GAAP")), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Earnings indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Earnings is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance. It should be noted that our manner of calculating Adjusted Earnings may differ from the calculations of similarly-titled measures by other companies.

iStar
17

Consolidated Balance Sheets

	As of December 31, 2022	As of December 31, 2021
Assets		
Real Estate		
Real estate, at cost	$94,593	$113,510
Less: accumulated depreciation	(18,096)	(21,360)
Real estate, net	76,497	92,150
Real estate available and held for sale	3,977	301
Total real estate	80,474	92,451
Real estate and other assets available and held for sale and classified as discontinued operations	2,939	2,299,711
Net investment in leases	-	43,215
Land and development, net	232,014	286,810
Loans receivable and other lending investments, net	48,655	332,844
Loans receivable held for sale	37,650	43,215
Other investments	1,360,682	1,297,281
Cash and cash equivalents	1,442,269	339,601
Accrued interest and operating lease income receivable, net	1,132	1,813
Deferred operating lease income receivable, net	1,137	3,159
Deferred expenses and other assets, net	46,276	100,434
Total Assets	$3,253,228	$4,840,534
Liabilities and Equity		
Accounts payable, accrued expenses, and other liabilities	$143,477	$236,732
Liabilities associated with real estate held for sale and classified as discontinued operations	333	968,419
Liabilities associated with properties held for sale	-	3
Debt obligations, net	1,682,521	2,572,174
Total Liabilities	$1,826,331	$3,777,328
Total iStar shareholders' equity	$1,408,518	$851,296
Noncontrolling interests	18,379	211,910
Total Equity	$1,426,897	$1,063,206
Total Liabilities and Equity	$3,253,228	$4,840,534

Note: $ in thousands.

iStar

18

Q4 ’22 Portfolio Reconciliation Note: $ in millions. Figures in this table may not foot due to rounding. (1) Market value of iStar’s investment in Safehold is $1,087m, calculated as iStar’s ownership of 33.9m shares of SAFE at the February 17, 2023 closing stock price of $32.11. 19 Real Estate Finance Net Lease Operating Properties Land & Development Corporate / Other Total Real estate, net - - 76 - - 76 Real estate available and held for sale - - 4 - - 4 Real estate and other assets available and held for sale and classified as discontinued operations - - - - 3 3 Net investment in leases - - - - - - Land and development, net - - - 232 - 232 Loans receivable and other lending investments, net 49 - - - - 49 Loan receivable held for sale 38 - - - - 38 Other investments 25 1,303 32 - 0 1,361 Carrying Value $112 $1,303 $113 $232 $3 $1,762 Add: Cash and other assets - - - - 1,491 1,491 Add: SAFE MTM(1) - (150) - - - (150) Portfolio Carrying Value $112 $1,153 $113 $232 $1,494 $3,103

Supplemental iPIP Information Note: $ in thousands. Figures in this table may not foot due to rounding. (1) Market value of iStar’s investment in Safehold is $1,087m, calculated as iStar’s ownership of 33.9m shares of SAFE at the February 17, 2023 closing stock price of $32.11. (2) Represents an estimate for the value of the total potential iPIP distribution less the amounts already accrued for as of December 31, 2022, assuming SAFE is valued at a price of $32.11 per share and the Company’s other assets perform in line with current underwriting expectations. Amounts paid in connection with the merger will depend in part on the market price of SAFE common stock at the time and may exceed the iPIP liability amount accrued and estimated in this presentation. 20 As of December 31, 2022 Total Equity $1,426,897 Less: Non controlling interests (18,379) Less: Preferred equity (305,000) Total Common Equity 1,103,518 Less: SAFE mark-to-market adjustment (1) (149,951) Less: Incremental iPIP amount (2) (44,516) Total Common Equity (as adjusted) $909,051 Shares Outstanding 86,724 Common Equity per share (as adjusted) $10.48 Sensitivity analysis Change in price of SAFE common stock +$10 -$10 Change in incremental iPIP amount ($38,017) $41,482 Change in SAFE mark-to-market adj. 338,566 (338,566) Change in total common equity (as adjusted) $300,549 ($297,084) Common Equity Per Share Impact $3.47 ($3.43) The presentation above includes non-GAAP financial measures. It should be read in conjunction with the Company’s audited financial statements and other information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The supplemental presentation is not intended to replace the GAAP financial statements. It is intended to be supplemental information to provide investors in the Company’s securities with additional information about the Company’s financial position. Under the iPIP program, participants who hold vested interests are entitled to receive 20% of the disposition (or deemed disposition) proceeds of Company assets after the Company has received a specified minimum return, subject to reduction based on the Company’s total stockholder return. If the Company’s shares of SAFE common stock are the last material asset in an iPIP pool, the Company may elect not to sell the shares and in lieu thereof to distribute a portion of the shares to iPIP participants having a value based on the cash proceeds that would have been received by the Company from an actual sale of the SAFE shares. There can be no assurance that the actual market prices of SAFE common stock or other Company assets in the future will align with the assumptions used to prepare the supplemental presentation. The Company owns 33.9m shares of SAFE, representing 54.3% of SAFE’s shares outstanding. Given the substantial interest, the Company may not be able to liquidate its investment at the closing price of $32.11 from February 17, 2023 or on any other day. The sensitivity analysis shown above is intended to give readers a sense of how the potential iPIP distributions may change as the market price of SAFE common stock changes because the shares of SAFE common stock owned by iStar are the largest asset in the iPIP plans. It is not intended to be a prediction of what the actual iPIP distributions may be. There are factors in addition to the market price of SAFE common stock that will affect the potential iPIP distributions that are not taken into account in the sensitivity analysis, including, without limitation, changes in the market price of iStar common stock and the performance of the other assets in the iPIP plans. For additional information about the iPIP program, please read the company’s definitive Proxy Statement for its 2021 annual meeting filed with the SEC on April 2, 2021, and the definitive Proxy Statement for the 2022 annual meeting filed with the SEC on April 1, 2022.

Glossary Dilution Gain In circumstances where Safehold issues new equity that results in iStar having a smaller percentage ownership after the issuance than before the issuance, iStar shall account for the transaction pursuant to ASC 323-10-40-1: whereby iStar shall account for a share issuance by Safehold as if iStar had sold a proportionate share of its investment. Any gain or loss to iStar resulting from Safehold’s share issuance shall be recognized in earnings. Funding / Capex (Net Lease, Operating Properties, Land & Development) Acquisition price, capitalized acquisition costs, capital expenditures, contributions to equity method investments, capitalized payroll and capitalized interest. Funding / Capex (Real Estate Finance) Cash funded on loans, plus deferred interest capitalized to the loan balance, exclusive of original issued discount, origination and arrangement fees held back at origination. Proceeds (Net Lease, Operating Properties, Land & Development) Includes sales price for assets sold and other proceeds, less selling costs, less seller financing plus return of capital and distributed proceeds arising from sales within our equity method investments. Proceeds (Real Estate Finance) Collection of principal, deferred and capitalized interest, exit fees, origination fees previously netted against principal at inception, or original issue discount. Includes proceeds from sales of securities. Carrying Value Net Real Estate Value for Net Lease, Operating Properties, Land & Development; Net Book Value for Real Estate Finance Net Real Estate Value (Net Lease, Operating Properties, Land & Development) Basis assigned to physical real estate property (net investment in leases, land & building), net of any impairments taken after acquisition date and net of basis reductions associated with unit / parcel sales, net of accumulated depreciation and amortization, plus our basis in equity method investments. Gross Book Value (Real Estate Finance) Principal funded including any deferred capitalized interest receivable, plus protective advances, exit fee receivables and any unamortized origination / modification costs, plus our basis in equity method investments, less purchase discounts and specific reserves. This amount is not reduced for CECL allowances. Net Book Value (Real Estate Finance) Real Estate Finance Gross Book Value reduced for CECL allowances. 21 Disclaimer: Set forth in the Glossary are the current definitions of certain items that we use in this presentation. This Glossary is intended to facilitate a reader’s understanding of this presentation. There can be no assurance that we will not modify these terms in future presentations as we deem necessary or appropriate.